Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated December 16, 2020, relating to the consolidated financial statements of Stem, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/DELOITTE & TOUCHE LLP

San Jose, California

December 16, 2020